U.S. SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 10, 2007
                        (Date of earliest event reported)

                           ALBANY INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)

         Delaware                     0-16214                   14-0462060
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State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)              File Number)            Identification No.)

                      1373 Broadway, Albany, New York 12204
                                 (518) 445-2200
 (Address and telephone number of the registrant's principal executive offices)

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 10, 2007, the Registrant and Bank of America entered into a US dollar-to-Euro cross-currency and interest rate swap agreement with a notional value of $150 million. The Registrant has designed the swap to be an effective hedge of its Euro net asset exposure relating to European operations.

Under the swap agreement, the Registrant has notionally exchanged $150 million at a fixed interest rate of 5.34% for Euro 101,950,655.88 at a fixed interest rate of 5.28%. The exchange was executed at an exchange rate of 1.4713 US dollars per Euro.

The majority of the cash flows in the swap agreement are aligned with the Registrant's principal and interest payment obligations on its $150 million private placement with Prudential Capital with a fixed annual interest rate of 5.34% paid quarterly. This term debt has a maturity date of October 25, 2017, with mandatory prepayments of $50 million on October 25, 2013 and $50 million on October 25, 2015. The final maturity of the swap matches the final maturity of the Prudential private placement.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALBANY INTERNATIONAL CORP.

                                            By: /s/ Michael C. Nahl
                                                --------------------------------
                                            Name: Michael C. Nahl
                                            Title: Executive Vice President
                                                   and Chief Financial Officer
                                                   (Principal Financial Officer)

Date:   December 13, 2007